Exhibit 10.2

INSTRUMENT OF APPOINTMENT AND ACCEPTANCE

This INSTRUMENT OF APPOINTMENT AND ACCEPTANCE (this “Agreement”), dated and effective as of January 23, 2018, by and among Phoenix Investment Adviser LLC, in its capacity as investment advisor with authority to bind the beneficial owners listed on Schedule I hereof who are the Lenders holding one hundred percent (100%) of the outstanding principal amount due and owing under the Credit Agreement (defined herein) (“the Lenders”), and GLAS Trust Company LLC (“GLAS Trust”), in its capacity as the successor Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Successor Administrative Agent”). Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning assigned to them in the Credit Agreement.

RECITALS

A. On January 19, 2018, Wilmington Trust, National Association (“Wilmington Trust” or the “Resigning Administrative Agent”), resigned as Administrative Agent under that certain Term Loan Agreement, dated as of October 19, 2015, by and among Exco Resources, Inc., as Borrower, the Resigning Administrative Agent, as Administrative Agent and Collateral Trustee, and the Lender and Guarantor parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Section 9.06 of the Credit Agreement provides that the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers.

C. The Lenders signatory hereto constitute the Majority Lenders under and as defined in the Credit Agreement and have agreed, on the terms and conditions set forth below, to appoint the Successor Administrative Agent as Administrative Agent under the Credit Agreement and each of the other Loan Documents.

D. The Majority Lenders hereby waive any notice requirements of Section 9.06 of the Credit Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Appointment and Acceptance.

(a) Appointment. Pursuant to Article IX of the Credit Agreement, the Majority Lenders hereby appoint GLAS Trust as Successor Administrative Agent under the Credit Agreement and the other Loan Documents and waive any and all notice and qualification requirements set forth in Article IX of the Credit Agreement or any provision of any other Loan Document.

(b) Acceptance of Appointment. Subject to Section 2 of this Agreement, GLAS Trust hereby accepts its appointment as Successor Administrative Agent under the Credit Agreement and the other Loan Documents and shall hereby be exclusively vested with, and agrees to perform, all the rights, powers, privileges and duties of the Administrative Agent under the Credit Agreement and each of the other Loan Documents, in each case, in accordance with the terms thereof. In furtherance of the foregoing, all references to “Wilmington Trust, National Association” as the Administrative Agent in the Credit Agreement and the other Loan Documents are hereby amended to reference the Successor Administrative Agent as the Administrative Agent thereunder. The Successor Administrative Agent acknowledges and agrees that it has received a copy of the Credit Agreement and each of the other Loan Documents and such other documents and information (a complete list which is set forth on Schedule II herein) in order to enter into this Agreement and perform the rights, powers, privileges and duties of the Administrative Agent under the Credit Agreement and the other Loan Documents.

(c) Additional Instruments. The Majority Lenders hereby agree to make reasonable efforts to cause the Borrower and the Resigning Administrative Agent to execute and deliver such instruments as may be prepared by the Successor Administrative Agent and are in form and substance reasonably satisfactory to the parties thereto, and shall do such other things as the Successor Administrative Agent may reasonably request so as to more fully and certainly vest and confirm upon the Successor Administrative Agent the rights, powers, privileges and duties described in paragraph (b) above. It is understood and agreed that the Successor Administrative Agent shall not be required to take any action or exercise any right, power or privilege (including, without limitation, the exercise of any rights or remedies) under the Loan Documents unless expressly requested in writing by the Majority Lenders or otherwise required by the Loan Documents. The Successor Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Successor Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Successor Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(d) Discharge. The Successor Administrative Agent shall have no liability for any action or inaction taken or not taken by the Resigning Administrative Agent prior to the effectiveness of this Agreement.

2. Effectiveness of this Agreement. This Agreement shall be deemed to have become effective as of the first date upon which the Successor Administrative Agent receives a counterpart of this Agreement duly executed and delivered by the Majority Lenders, the Borrower, and the Successor Administrative Agent.

3. Representations and Warranties of Lenders. Each Lender signatory hereto hereby represents and warrants to the Successor Administrative Agent that, as of the date hereof, all information pertaining to such Lender as set forth on Schedule I hereof is true and correct.

4. Successor Administrative Agent’s Fees and Expenses. On the date hereof, the Successor Administrative Agent shall be entitled to those fees and expenses set forth in the fee letter dated as of the date hereof between the Borrower and the Successor Administrative Agent. Any amounts owed to the Successor Administrative Agent under this Agreement or under the Loan Documents in its capacity as the Administrative Agent shall constitute “Obligations” for all purposes of the Credit Agreement and the other Loan Documents and shall be entitled to the priority currently afforded thereto by the terms of the Loan Documents. All other provisions of the Credit Agreement providing for the payment of fees and expenses of, and providing indemnities for the benefit of, the Administrative Agent shall remain in full force and effect for the benefit of the Successor Administrative Agent (in respect of any actions taken or omitted to be taken by it while acting as Administrative Agent under the Credit Agreement and the other Loan Documents, including any actions taken under or in connection with this Agreement).

5. Notices. The terms and provisions of Section 10.01 of the Credit Agreement (Notices) are hereby incorporated herein by reference and shall apply to this Agreement mutatis mutandis as if fully set forth herein (except that, in the case of notices and other communications to the Successor Administrative Agent under this Agreement, the Credit Agreement or any other Loan Document, the relevant address for such notices and other communications shall be: GLAS Trust Company LLC, 230 Park Avenue, 10th Floor, New York NY 10169 , Attention: Adam Berman, Tel. No.: (212) 808-3051, Facsimile No.: (212) 202-6246, E-mail: adam.berman@glas.agency; with a copy (which shall not constitute notice) to: Perkins Coie LLP, Attention: Tina Moss, Esq., Tel. No. (212) 262-6910, Facsimile No.: (212) 977-1648, E-mail: TMoss@perkinscoie.com.

6. References to and Effect on the Loan Documents.

(a) Except as specifically modified by this Agreement, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.

(b) This Agreement shall be considered to be a Loan Document, and the Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Agreement.

(c) All of the parties’ rights and remedies under the Credit Agreement, the other Loan Documents and applicable law, including, without limitation, their rights and remedies arising as a result of any Defaults or Events of Default that have occurred or may occur subsequent to the execution and delivery of this Agreement, all rights and remedies against the Collateral and all rights and remedies with respect to all unpaid Obligations are expressly reserved.

7. Miscellaneous.

(a) Incorporation by Reference. The terms and provisions of each of Section 9.08 (Right to Request and Act on Instructions), Section 10.04 of the Credit Agreement (Successors and Assigns), Section 10.07 of the Credit Agreement (Severability), Section 10.09 of the Credit Agreement (Governing Law; Jurisdiction; Consent to Service of Process), Section 10.10 of the Credit Agreement (Waiver of Jury Trial), and Section 10.11 of the Credit Agreement (Headings) are hereby incorporated herein by reference and shall apply to this Agreement mutatis mutandis as if fully set forth herein.

(b) Counterparts and Facsimile. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 3. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g., “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Agreement.

(c) Complete Agreement; Conflict of Terms. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto. In the event of any inconsistency between the provisions of this Agreement and any provision of the Credit Agreement, the terms and provisions of this Agreement shall govern and control.

(d) Amendments. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the Successor Administrative Agent and the Majority Lenders.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GLAS TRUST COMPANY LLC, as Successor Administrative Agent

By:	/s/ Adam Berman
Name:	Adam Berman
Title:	Vice President

Signature Page to

Instrument of Resignation and Appointment

(Second Lien)

PHOENIX INVESTMENT ADVISER LLC, for

itself, and on behalf of (i) JLP CREDIT

OPPORTUNITY MASTER FUND LTD., (ii)

MERCER QIF FUND PLC – MERCER

INVESTMENT FUND 1 and (iii) JLP CREDIT

OPPORTUNITY IDF SERIES INTERESTS OF

THE SALI MULTI-SERIES FUND LP, for which

it acts as Investment Advisor

By:	/s/ Lance Friedler
Name:	Lance Friedler
Title:	General Counsel

Signature Page to

Instrument of Resignation and Appointment

(Second Lien)

Acknowledged and Agreed:
EXCO RESOURCES, INC. , as Borrower

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	VP, CFO, Treasuer

Signature Page to

Instrument of Resignation and Appointment

(Second Lien)